                                 EXHIBIT 10.40


                                LEASE AGREEMENT
                                ---------------

STATE OF LOUISIANA

PARISH OF ORLEANS


          This Agreement entered into by and between The Board of Commissioners of the Orleans Levee District, a political subdivision of the State of Louisiana, herein represented by Robert G. Harvey, President, hereinafter referred to as "Lessor", and Star Casino, Inc., herein represented by its President, Louie Roussel, III, hereinafter referred to as "Lessee".

          WITNESSETH:
                                       I.
          The Lessor agrees to lease to the Lessee and the Lessee agrees to rent form the Lessor, the following described property (the Leased Property):

          The certain portions of land, wharf and water bottom in the South Shore Harbor Marina located in the Parish of Orleans, east of Lakefront Airport as more fully set out and outlined in red in Exhibit A and containing 10.71 acres more or less, is described as follows:

          Parcel #1: The proposed mooring berth for the riverboat casino and the right of exclusive use of the adjacent wharf area.

          Parcel #2, which encompasses the small parking area adjacent to the mooring berth.

          Parcel #3: The site of the proposed passenger terminal building on Exhibit A attached.

          Parcel #4: The approximately 6.2 acre undeveloped land area between South Shore Harbor Boulevard on the north and the south boundary of the South Shore Harbor development.

          Parcel #6D: So much of 6D as to complete approximately 1.75 acres out of Parcel 6D which is the land bounded by South Shore Harbor Boulevard on the north side of South Shore Harbor Boulevard.

          Lessor reserves the right of access to its boat repair facility via road access which may be built by Lessee and further that Lessee agrees to permit Lessor right of way on any leased property for construction of a future elevated roadway extending from the airport premises to approximately Mayo or Crowder Boulevard.
                                      II.
          The term of this lease shall be for ten (10) years with four (4) ten
(10) year options to renew; the primary term will commence on the date that all permits, licenses or other authority from the State of Louisiana to conduct a riverboat gaming operation are obtained, but in no case later than six months after application for permit was made. If no such permit or license has been received by Lessee within the said six months of Lessee's application therefor, this lease is null and void.
                                      III.
          A. For the 10 year primary term, the minimum rent per annum shall be $700,000 (based on $1.50 per sq. ft. for 10.71 acres more or less) for the property, including land, wharf and water bottom, payable $175,000 quarterly in advance on January 1, April 1, July 1, and October 1 of each year. If the effective date for first payment falls within a quarterly period, the initial rental payment shall be prorated for the remaining portion of the quarter. Said minimum per annum rent shall be adjusted at the beginning of each ten (10) year period as follows:

               For each option period so exercised, the annual rental shall be adjusted in accordance with an index computed from the U.S. City Average in the table entitled "Consumer Price Index, U.S. City Average and Selected Areas (1982-84=100) all Urban Consumer," published monthly by the Bureau of Labor Statistics of the U. S. Department of Labor. The adjustment shall be computed using the difference in the index (base) for the third month preceding the first month of the first full quarterly payment compared to the corresponding Index Number (current) for the third month preceding the month beginning the second and subsequent ten year terms. In the event the CPI is not published for the subject period, then the next closest and similar indicator shall be used in lieu of CPI. Any option to renew shall be exercised by giving Lessor notice of Lessee's intent, in writing, not less than ninety (90) days nor more than one hundred and fifty (150) days before the end of the primary term, and if exercised, before the end of each ten (10) year option period thereafter.
          B. Lessee has made a good faith deposit of $250,000.00 with Lessor, receipt of which has been previously acknowledged, which sum shall be applied to future land, wharf and water bottom rentals after the term of this lease begins; or in the event Lessee does not obtain all required authorizations to operate said riverboat within the aforesaid six (6) month period after application, through no fault of Lessee, this lease shall be null and void and then and only then, said deposit shall be returned to Lessee.
          C. In addition to the rent provided for in Paragraph A, above, Lessee agrees to pay to Lessor rent in an amount equal to $2.50 per person entering the gaming operation. Said per capita rent shall be adjusted at the beginning of each ten (10) year period in the same manner as provided for in Paragraph A, above. This per capita rent is in addition to, and is not to be confused with, any admission fee as may be permitted by Louisiana Revised Statute 4:552, et seq.
          D. Rental payments provided for in Paragraph A, above, shall begin one hundred twenty (120) days after the issuance of a gaming license to operate, or when gaming operations commence whichever occurs first. Rental payments provided for in Paragraph C, above, begin to accrue when gaming operations commence, and shall be paid monthly and not later than thirty days following the end of each month, and accompanied by a certified statement of attendance. Lessor has the right to inspect all books and records of Lessee as may be required to verify the per capita rental payments.
                                      IV.
          A. The leased premises is to be used solely and exclusively for the operation of a riverboat gaming facility, a passenger terminal, related services and attendant parking facilities.
          B. The Lessee shall be required to pay for all improvements to the Leased Property required to accommodate its total operation including water, electrical, sewerage, drainage or other services. All lease sites will be metered separately. It is agreed that these include a passenger terminal, which will be constructed on that portion of the Leased Property (Parcel 3) north of South Shore Harbor Boulevard, and a parking facility on that portion of the Leased Property (Parcel 4) south of South Shore Harbor Boulevard. Any change in use of any leased parcel shall first e approved by Lessor and be subject to rental adjustment. All plans and specifications are to be approved by Lessor.
          C. Lessee shall be in compliance with all provisions of the Americans With Disabilities Act in all facilities and infrastructure required.
          D. Responsibility for the extension of current services for water, sewerage, drainage, electrical and other services to the leased sites shall be the responsibility of the Lessor. The responsibility for any increases in capacity of the utility services required by Lessee shall be the responsibility of Lessor up to $1 million subject to the approval of Lessor. Roadway improvements as described in the Design Memorandum for South Shore Harbor Boulevard, Phase I, shall be the responsibility of Lessor.
          E. If requested by Lessor, the Lessee shall advance the costs required to complete the off-site infrastructure improvements described in IV D above, without interest; and Lessor will reimburse the Lessee the cost of all such off-site infrastructure improvements quarterly until fully amortized from the rental payments due under the lease. Lessor will comply with the public bid law in providing these services. The Lessee shall participate in the direction of the construction of these services so that it will be coordinated with the Lessee's development progress.
                                       V.
          Lessee shall provide its own security personnel for the Leased Property and riverboat including Lessee's parking area. Personnel shall be trained and/or licensed in accordance with OLD Police Department requirements.
                                      VI.
          To the maximum extent possible under the law, Lessee agrees to employ Orleans Parish residents, with special interest toward training and employment of Disadvantage Business Enterprise personnel.
                                      VII.
          Lessee agrees to assist and participate in the training of local personnel for the operation of the gaming facility. Lessee shall provide public notice to Orleans Parish residents of training and employment opportunities and shall further provide notice to Orleans Parish educational institutions of its training and employment needs as soon as the needs are known.
                                     VIII.
          A Disadvantaged Business Enterprise Plan shall be submitted by Lessee to Lessor. Its plan will include participation by Disadvantaged Business Enterprises in percentages of total construction cost and in the provision of goods and services which will at least be equal at all times to the percentages adopted by the City of New Orleans in its Disadvantaged Business Enterprise Plan. The DBE plan shall be submitted annually by Lessee to Lessor.
                                      IV.
          Lessee does hereby release, hold harmless and indemnify the Orleans Levee Board, its agents and employees, from, for and against any and all liability, including strict liability, for leasehold surface and improvements, claims, suits, expenses, including attorney fees, incurred by said Board, for damages and/or injury (including death) to persons and/or property, in anyway resulting from or arising out of its occupancy of the leased premises or of any activities connected herewith, except as may be the direct result of Lessor's negligence. Lessee excepts leasehold surface "as is" and acknowledges same to be in satisfactory condition.
                                       X.
          No agreement modifying or abrogating in any manner the express terms and conditions of this lease shall have effect, unless made in writing and signed by all parties hereto and attached as an addendum or amendment to this lease.

          The Lessee is hereby obligated not to use the premises for any purpose other than that herein expressly enumerated, nor for any unlawful purpose or one that tends to injure or depreciate the premises or reflects discredit upon the South Shore Harbor Marina or the Lessor.
                                      XI.

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          At Lessee's expense will carry insurance with not less than an A rated company and provide coverage as follows:
          1.   GENERAL LIABILITY:  $20,000,000 COMBINED SINGLE
               LIMIT OF LIABILITY:  $40,000,000 AGGREGATE
          2.   WHARFINGERS LEGAL LIABILITY:  SAME AS GENERAL LIABILITY
          3. WORKERS COMPENSATION: AS PRESCRIBED BY LAW; USL&H ENDORSEMENT INCLUDED
          4.   PROTECTION & INDEMNITY:  $20,000,000 LIMIT PER OCCURRENCE
          5. INSURANCE CERTIFICATES SHALL INCLUDE AS ADDITIONAL INSURED "THE BOARD OF COMMISSIONERS OF THE ORLEANS LEVEE DISTRICT" AND INCLUDE A WAIVER OF SUBROGATION.
          6. INSURANCE CERTIFICATES SHALL ALSO INDICATE THAT IN THE EVENT OF ANY MATERIAL CHANGE OR CANCELLATION OF THE POLICY, THE INSURANCE COMPANY WILL GIVE TO THE "BOARD OF COMMISSIONERS OF THE ORLEANS LEVEE DISTRICT" THIRTY (30) DAYS WRITTEN NOTICE PRIOR TO SUCH CHANGE OR CANCELLATION.
          7. LESSEE AGREES TO OTHER COVERAGES AS MAY BE REASONABLY REQUIRED BY THE MARKET AND THE LESSOR.
                                      XII.
          The Lessee hereby agrees to keep the within leased premises in a neat, sanitary, safe condition, free of any hazard to the public, its guests, employees, patrons, suppliers of materials, and furnishers of service in keeping with good operating practices, including maintenance of all improvements thereon throughout the entire existence of the lease. Lessee agrees to dispose of all liquid and solid waste in accordance with the law.
                                     XIII.
          Lessee is obligated not to make any improvements nor make any additions to the improvements without written approval of the Lessor.
                                      XIV.
          Lessee is obligated not to display in, on, or above the lease premises any sign or decoration, the nature of which is, in the judgment of Lessor, dangerous, unsightly, or detrimental to the property. Lessee is prohibited from painting any signs on the leased property without the written consent of Lessor, and Lessee is obligated to promptly remove at or before the expiration of this lease, any and all signs painted or placed in or upon any part of the leased premises, to Lessor's satisfaction, and Lessee is obligated to pay the cost of said removal, plus attorney's fees in the event of failure to carry out this obligation.
                                      XV.
          Should the premises be vacated or abandoned by Lessee because of ejectment for breach hereof, or otherwise, or should the Lessee begin to remove personal property or goods to the prejudice of the Lessor's lien, then the rent for the unexpired terms with attorney's fees, shall at once become due and exigible, and Lessor, at its option, has the right to cancel the lease, or re-enter and let said premises for such price and on such terms as may be immediately obtainable and apply the net amount realized to the payment of the rent.
                                      XVI.
          At the expiration of the lease or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay any and all damages, but in no case less than five times the rent per day, plus attorney's fees, costs, etc. Lessee also expressly waives any notice to vacate at the expiration of this lease.

          Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this lease, this shall not be construed as a reconduction of the lease.
                                     XVII.
          Lessee is obligated to put nothing in or on the leased premises which would forfeit the insurance.
                                     XVIII.
          Subject to all the terms and conditions of this lease, Lessee shall have the right to assign, sublease, or transfer this lease or any part thereof subject to Lessor's approval which will not unreasonably be withheld. Transfer of more than 49% of lessee's stock, whether in one or more transactions, shall constitute a transfer of this lease.
                                      XIX.
          Should the Lessee at any time violate any of the conditions of this lease, including failure to pay rent, or discontinue the use of the premises for the purpose for which they are rented, or fail to pay other expenses assumed under this lease, punctually at maturity, as stipulated, and should violation continue for a period of fifteen (15) days after written notice has been given Lessee, then, at the option of the Lessor the rent for the whole unexpired term of this lease at once becomes due and exigible; and Lessor shall have the further option at once to demand the entire rent for the whole term, or to immediately cancel this lease, all without putting Lessee in default, Lessee to remain responsible for all damages or losses suffered by Lessor, Lessee hereby assenting hereto and expressly waiving the legal notices to vacate the premises. Should an attorney be employed for the enforcement or protection of any claim of Lessor arising from this lease, Lessee shall pay all reasonable attorney fees and costs. It is understood and agreed that upon the expiration of this lease, or its termination or cancellation for any cause, any and all improvements made by Lessee shall become the property of Lessor and Lessee shall not be entitled to any compensation whatsoever for said improvements.
                                      XX.
          Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always enforce prompt payment of rent,or to cancel this lease, regardless of any indulgences or extension previously granted. The receipt and/or deposit by Lessor or Lessor's representative of any rent after cancellation or termination of this lease, will not be considered as a waiver of said cancellation or termination, or of any of the rights of Lessor.
                                      XXI.
          Both parties, irrespective of any negligence whatsoever on the part of either party, mutually agree to hold one another completely free and harmless from any loss or damage to one another's business or property, if said loss or damage is, would be, or could be, totally or partially covered by any type of real or personal property insurance and/or time element coverage (business interruption, profits and commissions, leasehold or rent) payable to either party as an insured, and both parties further agree to waive any and all rights of subrogation or recovery against one another that would inure to the benefit of their respective property insurance carrier(s). In no event, however, shall this mutual waiver of subrogation ever apply to any claim, suit or cause of action by any third party (including but not limited to Lessor's employees, invitees and licensees) arising out of any occurrence resulting in bodily injury, property damage or financial loss to said third party.
                                     XXII.
          In addition to any hold harmless previously provided for hereinabove, Lessee does hereby agree to indemnify and hold harmless Lessor from any liability or responsibility arising from any and all claims and causes of action for injury, damage or otherwise, of and by any person, firm or corporation, occurring on or to the leased premises, resulting from or arising out of any defect or condition of property not part of the leased premises.
                                     XXIII.
          In the event of any violations of the terms and conditions of this lease, Lessee hereby consents and agrees to pay to Lessor an administration fee equal to 1% of the average monthly rental (amortized annually), whether or not said violation is cured within the time or times as provided herein. Failure to pay said fee on or before the date provided for curing said default shall constitute an additional default and Lessor shall have the option of canceling this lease without further notice or formality. Nothing herein shall in any way operate as an extension of any of the terms of this lease nor constitute a waiver of any of Lessor's rights contained herein.
                                     XXIV.
          Lessee assumes full responsibility for all operation of the riverboat, including being aware of all weather conditions.
                                      XXV.
          Lessee recognizes that the premises are outside of flood protection and is exposed to high tides and hazardous weather which may prevail from time to time in Lake Pontchartrain. Lessor assumes no responsibility for damages or other consequences that may result from natural hazards and/or the lack of flood protection. Lessee agrees to evacuate the leased premises upon notice from Lessor of an emergency that threatens the life and safety of the public.

                                 XXVI.
          Lessor hereby grants to Lessee, as part of the consideration for this lease during the primary term, the right of first refusal to acquire from the Orleans Levee District, any development to the following described property which is outlined on Exhibit A attached:

          Parcel #6A: The undeveloped site and the air rights above the two existing 100 car parking lot occurring between the south bulkhead of the main marina area and the north side of South Shore Harbor Boulevard.

          Parcel 6B: the approximately 2.05 acre undeveloped site between the south bulkhead of the main marina area and the north side of South Shore Harbor Boulevard and on the east by Parcel #6C and on the west by Parcel #6A.

          Parcel #6C: the undeveloped site occurring between the south bulkhead of the main marina area and the north side of South Shore Harbor Boulevard.

          Parcel #8: The 6.8 acre site running east and west along the north peninsular between the proposed access roadway on the north and the bulkhead on the south.

          Parcel #9: the berth with its major axis running north and south and abutting the bulkhead forming the southern edge of the peninsular.
                                     XXVII.
          Lessee agrees that Lessee shall offer a 10% equity or ownership interest to minorities, at the same price that such interest would be offered to others.

          Star Casino, Inc., will commission, at its own expense, a Traffic, Transportation, and Neighborhood Impact Plan to be performed by a recognized traffic/planning consultant approved by the Levee District which will receive input from neighborhood organizations. This plan will be submitted to the Orleans Levee District for approval within sixty (60) days.

          This plan shall address all issues and matters normally addressed by the City Planning Commission of New Orleans for projects located within its jurisdiction under other circumstances, including a plan for directing traffic away from residential thoroughfares in neighborhoods near South Shore Harbor Marina.
                                    XXVIII.
          In the event that changes in the gaming laws or regulations take place, which have the effect of increasing or decreasing net income from the entire leased premises to Lessee, then the per capita rent as defined above will be increased or decreased by that percentage which results from a comparison of the total per capita rent earned during the year prior to the change compared with the total per capita rent earned during the lease year following the year in which the change in the law or regulation took place.
                                     XXIX.
          Lessor warrants;
          1. that it will at all times take steps to see to it that the entrance channel to the marina and the berth area occupied by Lessee is and will continue to be kept clear and will be of sufficient depth to insure safe navigation into and out of South Shore Harbor marina.
          2. that it will provide at the earliest possible time feasible any existing engineering information in its possession, pertaining to the leased premises and the operational area.
          3. that utility services will be made available to serve the Leased Property consisting of electrical, water, fire protection, drainage and sewerage services with all deliberate speed after the signing of the lease.
          4. that it will prepare and deliver to the Lessee accurate metes and bounds or alternatively a survey, if necessary, of the leased premises. It is understood between the parties that the descriptions of the parcels and attached Exhibit A generally define the location and shapes of the Leased Property and that the final determination and legal description of each parcel will be based upon these metes and bounds or surveys, if required.
                                      XXX.
          Lessee will assist in developing a program designated to assist compulsive gamblers. This program shall bear the name "Gamblers Anonymous".
                                     XXXI.
          Lessee and Lessor shall at all times warrant that they individually and together comply with all federal, state and local laws and/or ordinances which pertain to pollution control with respect specifically but not limited to hydrocarbons and/or sewerage.

WITNESSES:                          THE BOARD OF COMMISSIONERS
                                    OF THE ORLEANS LEVEE DISTRICT

/s/
- -----------------------------

/s/ Roy J. Rodney, Jr.              By:/s/ Robert G. Harvey
- -----------------------------          ----------------------------
                                       ROBERT G. HARVEY
                                       President


WITNESSES:                          STAR CASINO, INC.


/s/ Gary G. Benoit
- -----------------------------

/s/ Linda M. Gutierrez              By:/s/ Louie Roussel, III
- -----------------------------          ----------------------------
                                       LOUIE ROUSSEL, III
                                       President

STATE OF LOUISIANA

PARISH OF ORLEANS

          Before me, the undersigned authority, personally came and appeared:
                          ROBERT G. HARVEY, PRESIDENT
                        OF THE BOARD OF COMMISSIONERS OF
                           THE ORLEANS LEVEE DISTRICT

who declared and acknowledged to me that he executed the foregoing contract of lease and signed same for the purposes and objects therein expressed, acting in the capacity of President and by order to The Board of Commissioners of the Orleans Levee District.

                                    /s/ Robert G. Harvey
                                    -------------------------------
                                    ROBERT G. HARVEY

Sworn to and subscribed before
me, this 18th day of
February, 1993.


/s/ Richard J. McGinity
- -------------------------------
     NOTARY PUBLIC

STATE OF LOUISIANA

PARISH OF ORLEANS

          Before me, the undersigned authority, personally came and appeared:

                         LOUIE ROUSSEL, III, PRESIDENT,
                               STAR CASINO, INC.

who declared and acknowledged to me that he executed the foregoing contract of lease and signed same for the purposes and objects therein expressed.

                                    /s/ Louis Roussel, III
                                    -------------------------------
                                    LOUIE ROUSSEL, III

Sworn to and subscribed before
me, this 18th day of
February, 1993.


/s/ Richard J. McGinity
- -------------------------------
     NOTARY PUBLIC

                                  EXHIBIT "A"


                              ARCHITECT'S DRAWING
                             OF THE LEASED PREMISES

                                 EXHIBIT 10.40



                            FIRST AMENDMENT TO LEASE


STATE OF LOUISIANA

PARISH OF ORLEANS


          The First Amendment to Lease entered into by and between the Board of Commissioners of the Orleans Levee District, a political subdivision of the State of Louisiana, represented herein by Robert G. Harvey, President, hereinafter called Lessor, and Star Casino, Inc., represented herein by its President, Louie Roussel, III, and Showboat Star Partnership, represented herein by Louie roussel, III, hereinafter called Lessee.

          WITNESSETH:

          WHEREAS, lessor did lease unto Lessee certain land, wharf and water bottom in South Shore Harbor Marina as shown on Drawing Exhibit A, annexed thereto, containing an area of approximately 10.71 acres more or less.

          WHEREAS, the parties herein now desire to amend said lease in the following respects:
                                       1.
          By changing the name of Lessee wherever it may appear from Star Casino, Inc., to Showboat Star Partnership.
                                       2.
          On Page 2, Paragraph II., lines 5 and 7, the word "six" be changed to the word "ten";

                                      3.
          On Page 4, Paragraph III.(B), line 8, the words "six (6)" be changed to the words "ten (10)";
                                      4.
          On Page 4, Paragraph III.(D), line 2, the words "one hundred twenty
          (120) days" be deleted.
                                      5.
          By adding additional paragraphs to read as follows:
                                     XXXII.
          Lessor agrees to lease to Lessee and Lessee agrees to rent from Lessor, for the term and in accordance with the additional conditions set forth herein, additional property designated as Parcel 5A on Drawing No. F-1414, annexed hereto and more fully described as follows:

                                   PARCEL 5A

          A CERTAIN PIECE OR PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, advantages and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, City of New Orleans, Third District in that part known as SOUTH SHORE HARBOR, designated as Parcel 5A, bounded by Lake Pontchartrain (side), South Shore Harbor Boulevard, New Orleans Lakefront Airport, Southern Railroad Right-of-Way (side), Hayne Boulevard (side) and Now or Formerly Clyde Cessna Drive, and is more fully described as follows:

          COMMENCING at the southwest corner of South Shore Harbor, a 123.41 acre parcel, said corner is at the intersection of the southerly right-of-way line of South Shore Harbor Boulevard and Now or Formerly Clyde Cessna

          Drive and the west line of South Shore harbor said intersection is located 100 feet north of the centerline of the northmost tracks for Southern Railroad Right-of-Way;

          THENCE, go long the aforesaid southerly right-of-way line, North 64 degrees 42 minutes 51 seconds East, a distance of 290.08 feet to a point at the intersection of the aforesaid southerly right-of-way line and the projection of the west line of Parcel 5A;

          THENCE, turn and go along the aforesaid projected west line, North 24 degrees 25 minutes 31 seconds West, a distance of 27.03 feet to the POINT OF BEGINNING;

          THENCE, go along the west line of Parcel 5A, North 24 degrees 25 minutes 31 seconds West, a distance of 254.68 feet to a point;

          THENCE, turn and go along a curve to the left, having a radius of
          120.00 feet an arc length of 61.92 feet, having a chord of North 19 degrees 59 minutes 28 seconds East, a distance of 61.24 feet to a point of reverse curve;

          THENCE, turn and go along a curve to the right, having a radius of
          58.00 feet an arc length of 35.33 feet, having a chord of North 22 degrees 38 minutes 29 seconds East, a distance of 34.80 feet to a point of tangent;

          THENCE, turn and go North 40 degrees 07 minutes 00 seconds East, a distance of 854.54 feet to a point;

          THENCE, turn and go South 49 degrees 53 minutes 29 seconds East, a distance of 179.51 feet to a point on the northerly right-of-way line of South Shore Harbor Boulevard;

          THENCE, turn and go along the aforesaid northerly right-of-way line, South 40 degrees 06 minutes 37 seconds West, a distance of 458.90 feet to a point of curve;

          THENCE, continue along the aforesaid northerly right-of-way, and go along a curve to the left, having a radius of 605.93 feet an arc length of length of 262.66 feet, having a chord of South 27 degrees 50 minutes 47 seconds West, a distance of
          260.61 feet to a point of tangent;

          THENCE, turn and continue along the aforesaid northerly right-of-way line, South 15 degrees 35 minutes 37 seconds West, a distance of 91.28 feet to a point of curve;

          THENCE, continue along the aforesaid northerly right-of-way, and go along a curve to the right, having a radius of 288.84 feet an arc length of 267.69 feet, having a chord of South 41 degrees 58 minutes 42 seconds West, a distance of 258.23 feet to a point at the southwest corner of Parcel 5A, said corner being the POINT OF BEGINNING.

          The above described portion of ground contains 207,753.87 square feet or 4.7694 acres. All in accordance with a plan of survey by R.P. Fontcuberta, Jr., Registered Professional Land Surveyor, dated April 24, 1993, revised June 11, 1993, more fully set out in Drawing No. F-1414, annexed hereto.

                                    XXXIII.
          The above described premises is hereby leased for a period of three
(3) years from date of commencement. Said lease is for the sole purpose of using as additional parking area for Lessee's gaming operation customers, without restriction to the existing point restaurant customers, at an annual rental of $519,385 (based on $2.50 per square foot) payable $129,846 quarterly in advance, rental payments to be due and to commence at the same time as the rental payments are due and to commence on the primary lease amended hereby. Lessee shall have one (1) option to renew for an additional five (5) years, provided Lessee gives written notice of the intention to exercise said option not more than 180 days or less than ninety (90) days before the expiration of the three (3) year primary term. Should said option be exercised under the terms of this lease, the rental for said option period shall be determined by Lessor based upon the fair market value of the premises, but in no event shall the rent be less than that for the primary term.
                                     XXXIV.
          Lessee agrees to provide at Lessee's sole expense, landscaped areas on this lease site as may be approved by the Orleans Levee District and all design, modifications, construction, relocations, fencing, drainage, utilities and connecting infrastructure, including the marina tenants' parking area north of the herein described leased area and restricted access thereto. Lessee further agrees to provide at its sole expense all requirements for lighting, security and traffic control.
                                       6.
          All other provisions of the primary lease not specifically amended herein remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease at New Orleans, Louisiana on this 27th day of August, 1993.
WITNESSES                     THE BOARD OF COMMISSIONERS OF
                              THE ORLEANS LEVEE DISTRICT


  /s/ Dinah D. Borros         BY: /s/ Robert G. Harvey
 --------------------            ---------------------------
                                 ROBERT G. HARVEY
                                 President
  /s/ Monica Reyes
 --------------------


WITNESSES                     STAR CASINO, INC.


  /s/                         BY: /s/ Louie Roussel, III
 --------------------            ---------------------------
                                 LOUIE ROUSSEL, III
                                 President
  /s/
 --------------------


WITNESSES                     SHOWBOAT STAR PARTNERSHIP



  /s/                         BY: /s/ Louie Roussel, III
 --------------------            ---------------------------
                                 LOUIE ROUSSEL, III

  /s/
 --------------------

STATE OF LOUISIANA

PARISH OF ORLEANS

          Before me, the undersigned authority, personally came and appeared:
                          ROBERT G. HARVEY, PRESIDENT
                        OF THE BOARD OF COMMISSIONERS OF
                           THE ORLEANS LEVEE DISTRICT

who declared and acknowledged to me that he executed the foregoing First Amendment of Lease and signed same for the purposes and objects therein expressed, acting in the capacity of President and by order of the Board of Commissioners of the Orleans Levee District.

                                  /s/ Robert G. Harvey
                                ------------------------------
                              ROBERT G. HARVEY

Sworn to and subscribed
before me, this 27th
day of August, 1994.


  /s/ Joseph H. Hart
 --------------------
     NOTARY PUBLIC

*    *    *    *    *    *    *     *    *    *    *    *  *  *

STATE OF LOUISIANA

PARISH OF ORLEANS

          Before me, the undersigned authority, personally came and appeared:
                         LOUIE ROUSSEL, III, PRESIDENT,
                               STAR CASINO, INC.
                                      and
                           SHOWBOAT STAR PARTNERSHIP
who declared and acknowledged to me that he is duly authorized to execute the foregoing First Amendment of Lease and signed same for the purposes and objects therein expressed.

                                  /s/ Louie Roussel, III
                                ------------------------------
                              LOUIE ROUSSEL, III

Sworn to and subscribed
before me, this 27th
day of August, 1994.


  /s/ William J. Guste, Jr.
 ---------------------------
     NOTARY PUBLIC